Exhibit 5.1

Dykema Gossett PLLC 400 Renaissance Center Detroit, MI 48243 WWW.DYKEMA.COM Tel: (313) 568-6800 Fax: (313) 568-6893

July 26, 2021

Superior Industries International, Inc.

26600 Telegraph Road

Suite 400

Southfield, Michigan 48033

Re:	Registration Statement on Form S-8 for the Superior Industries International, Inc. 2018 Equity Incentive Plan, as amended

Ladies and Gentlemen:

We have acted as special counsel to Superior Industries International, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Form S-8 Registration Statement (the “Registration Statement”) relating to the registration of the offer and sale of up to 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the terms and in the manner set forth in the Superior Industries International, Inc. 2018 Equity Incentive Plan, as amended (the “Plan”). This opinion letter is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, to be filed with the Commission under the Act; (ii) the Certificate of Incorporation of the Company, as amended and as currently in effect; (iii) the Amended and Restated Bylaws of the Company, as currently in effect; (iv) the Plan; and (v) resolutions of the Board of Directors of the Company relating to, among other things, the approval of the Plan, the reservation for issuance of the Shares issuable thereunder, and the filing of the Registration Statement. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

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Superior Industries International, Inc.

July 26, 2021

Based upon the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, paid for and delivered pursuant to the terms and in the manner set forth in the Plan, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued, the Shares will be validly issued, fully paid, and nonassessable.

The foregoing opinion is based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations, or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion letter is being furnished solely for the Company’s benefit in connection with the offer, sale, and issuance of the Shares and is not to be used, quoted, or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Dykema Gossett PLLC
Dykema Gossett PLLC

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